As filed with the Securities and Exchange Commission on March 6, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Collegium Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Virginia	100 Technology Center Drive Stoughton, MA 02072	03-0416362
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

2015 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Colleen Tupper

Executive Vice President and Chief Financial Officer

100 Technology Center Drive
Stoughton, MA 02072

(781) 713-3699

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer L. Porter, Esq. Goodwin Procter LLP 3025 John F Kennedy Blvd Philadelphia, PA 19104 (445) 207-7806	Shirley R. Kuhlmann, Esq. Executive Vice President, Chief Administrative Officer & General Counsel 100 Technology Center Drive, Suite 300 Stoughton, MA 02072 (781) 713-3699

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,572,008 shares of Common Stock of the Registrant that were added to the shares authorized for issuance under the Collegium Pharmaceutical, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Stock Incentive Plan”) and the Collegium Pharmaceutical, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) for which a Registration Statement on Form S-8 relating to the same employee benefit plans is effective. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-207744, 333-218767, 333-225498, 333-233092, 333-245649, 333-258752, 333-266778, 333-273874 and 333-281571) filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2015, June 15, 2017, June 7, 2018, August 7, 2019, August 13, 2020, August 12, 2021, August 11, 2022, August 10, 2023 and August 15, 2024 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025;

(b)	The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on February 5, 2025 and February 27, 2025; and

(c)	The description of the Registrant’s Common Stock contained in the Form 8-A filed with the Commission on May 1, 2015 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Third Amended and Restated Articles of Incorporation of Collegium Pharmaceutical, Inc. (1)

4.2	Amended and Restated Bylaws of Collegium Pharmaceutical, Inc. (2)

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1	Amended and Restated 2014 Stock Incentive Plan (3)

99.2	Form of Incentive Stock Option Agreement under the Amended and Restated 2014 Stock Incentive Plan (3)

99.3	Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2014 Stock Incentive Plan (3)

99.4	Form of Restricted Stock Unit Agreement under the Amended and Restated 2014 Stock Incentive Plan (4)

99.5	Form of Performance Share Unit Agreement under the Amended and Restated 2014 Stock Incentive Plan (5)

99.6	2015 Employee Stock Purchase Plan (3)

107	Calculation of Registration Fees

(1) Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 5, 2020.

(2) Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on December 4, 2017.

(3) Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-207744) filed with the Commission on November 2, 2015.

(4) Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 22, 2024.

(5) Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stoughton, Commonwealth of Massachusetts, on this 6th day of March, 2025.

COLLEGIUM PHARMACEUTICAL, INC.

By:	/s/ Colleen Tupper
Colleen Tupper
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Collegium Pharmaceutical, Inc., hereby severally constitute and appoint Vikram Karnani, Colleen Tupper and Shirley R. Kuhlmann, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Collegium Pharmaceutical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on March 6, 2025.

Signature	Title

/s/ Vikram Karnani	President and Chief Executive Officer (Principal Executive Officer)
Vikram Karnani

/s/ Colleen Tupper	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Colleen Tupper

/s/Michael Heffernan, R.Ph.	Chairman of the Board of Directors
Michael Heffernan, R.Ph.

/s/ Rita Balice-Gordon, Ph.D.	Director
Rita Balice-Gordon, Ph.D.

/s/ Garen G. Bohlin	Director
Garen G. Bohlin

/s/ John A. Fallon, M.D.	Director
John A. Fallon, M.D.

/s/ John G. Freund, M.D.	Director
John G. Freund, M.D.

/s/ Nancy Lurker	Director
Nancy Lurker

/s/ Gwen A. Melincoff	Director
Gwen A. Melincoff

/s/ Gino Santini	Director
Gino Santini